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                                                                    EXHIBIT 99.1

            CLEAR CHANNEL BOARD AUTHORIZES ADDITIONAL REPURCHASE PLAN

San Antonio, Texas - February 1, 2005....Clear Channel Communications, Inc.
(NYSE: CCU) announced today that its Board of Directors authorized an additional share repurchase program, permitting the Company to repurchase an incremental $1 billion of its common stock over the next 12 months. The Company's previously authorized repurchase programs of $1 billion each have been completed.

Mark Mays, President and Chief Operating Officer, stated "We are pleased to announce that our Board has authorized an additional share repurchase program. It is a reflection of our Board's confidence in the Company's financial strength and our overall commitment to our shareholders. In total, we have repurchased $2 billion of common stock over the past ten months. We continue to believe that the purchase of our common stock at the current stock price represents an attractive opportunity to benefit the long-term interests of the Company and its shareholders."

Clear Channel will base its decisions on amounts of repurchases and their timing on such factors as the stock price, general economic and market conditions and the Company's debt levels. The repurchase program may be suspended or discontinued at any time. Shares of stock repurchased under the plan will be held as treasury shares.

About Clear Channel Communications, Inc.
Clear Channel Communications, Inc. (NYSE:CCU), headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations, outdoor displays, and entertainment venues in 63 countries around the world.


Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Visit our website at www.clearchannel.com.